UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2023

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Ave, #450

Miami, FL 33133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 735-1517

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	DWACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DWAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	DWACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2023, Digital World Acquisition Corp., a Delaware corporation (the “Company”), filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Extension Amendment”). The Extension Amendment extends, upon the approval by the Corporation’s board of directors, the date by which the Company has to consummate an initial business combination up to four times, each by an additional three months, for an aggregate of 12 additional months (i.e. from September 8, 2023 up to September 8, 2024) or such earlier date as determined by the Board.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 5, 2023, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Extension Amendment extending, upon the approval by the Corporation’s board of directors, the date by which the Company has to consummate an initial business combination up to four times, each by an additional three months, for an aggregate of 12 additional months (i.e. from September 8, 2023 up to September 8, 2024) or such earlier date as determined by the Board (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
26,913,969	284,011	172,932	0

Specifically, 20,183,969 shares of the Company’s Class A common stock and 6,730,000 shares of the Company’s Class B common stock voted “FOR” the Extension Amendment Proposal, respectively.

Stockholders holding 28,745 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, we expect that approximately $294,348.80 (approximately $10.24 per share) will be removed from the Company’s trust account to pay such holders, which amount is subject to final adjustments by the trustee.

Item 8.01	Other Events.

On September 6, 2023, the Company issued a press release announcing that its stockholders approved the Extension Amendment Proposal at the Meeting. The press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation.

99.1	Press Release, dated September 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital World Acquisition Corp.

Dated: September 6, 2023	By:	/s/ Eric Swider
	Name:	Eric Swider
	Title:	Chief Executive Officer